UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2011

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 735-0092

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 11, 2011, U.S. Auto Parts Network, Inc. (“U.S. Auto”), Whitney Automotive Group, Inc., U.S. Auto’s wholly-owned subsidiary (“Whitney”), and Discovery Communications, LLC (“Discovery”), entered into a Buyout Agreement for the purpose of providing Discovery with an incentive to enter into a direct lease agreement (the “Direct Lease”) with 111 East Wacker LLC (“East Wacker”) for Whitney’s former corporate offices located at 111 East Wacker Drive, Chicago, Illinois. Contingent and effective upon Discovery entering into the Direct Lease, U.S. Auto will pay Discovery a lump sum payment of $1,210,938.00, as well as a $203,367.38 commission to Discovery’s brokers.

The description of the Buyout Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Buyout Agreement, a copy of which will be filed with our next Quarterly Report on Form 10-Q.

Item 1.02 Termination of a Material Definitive Agreement

On October 14, 2011, U.S. Auto, Whitney, East Wacker and Marketing Werks, Inc. (“Marketing Werks”) entered into a Lease, Sublease and License Termination and Surrender Agreement (the “Termination Agreement”) for the purpose of terminating Whitney’s sublease agreement with Marketing Werks, dated December 4, 2007 (the “Sublease”), related to Whitney’s former corporate offices located at 111 East Wacker Drive, Chicago, Illinois. The termination of the Sublease is contingent upon Discovery entering into the Direct Lease and U.S. Auto’s fulfillment of its obligations under the Buyout Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2011	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ Theodore R. Sanders
Theodore R. Sanders Chief Financial Officer